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                                                                    EXHIBIT 10.8

             This document constitutes part of a prospectus covering
                 securities that have been registered under the
                             Securities Act of 1933.


                  ADE CORPORATION EMPLOYEE STOCK PURCHASE PLAN

                                    ARTICLE I

                                     PURPOSE

 1.01 Purpose. The ADE Corporation Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby eligible employees of ADE Corporation and its participating subsidiary corporations (hereinafter collectively referred to, unless the context otherwise requires, as "ADE" or the "Company") will have an opportunity to acquire or increase proprietary interest in the Company through the purchase of shares of the Common Stock of ADE. The Plan is designed to encourage eligible employees to remain in the employ of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code, and, except as specifically provided herein, all options granted to participants hereunder shall give the holders thereof the same rights and privileges.

                                   ARTICLE II

                                   DEFINITIONS

 2.01 Committee. "Committee" shall mean those individuals who shall, from time to time, constitute the Compensation Committee of the Board of Directors of ADE Corporation (the "Board of Directors").

 2.02 Common Stock. "Common Stock" shall mean shares of the $.01 par value common stock of the Company and any other stock or securities resulting from the adjustment thereof or substitution thereof as described in Section 12.04.

 2.03 Employee. "Employee" means any person who is customarily employed by the Company and paid on the United States payroll on a full-time regular or part-time regular basis by the Company and is regularly scheduled to work more than 20 hours per week.

 2.04 Offering. "Offering" or "Offerings" shall have the meanings set forth in Section 4.01 below.

 2.05 Offering Commencement Date. "Offering Commencement Date" means January 1, April 1, July 1, and October 1, as the case may be, on which a particular Offering begins.

 2.06 Offering Termination Date. "Offering Termination Date" means March 31, June 30, September 30, or December 31, as the case may be, on which a particular Offering terminates.

 2.07       Option Price. "Option Price" means the price established under
            Section 6.02 below.

 2.08 Pay. "Pay" shall mean total earnings, including regular straight-time earnings and payments for overtime, shift premiums, bonuses and other special payments, commissions and other incentive payments.

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 2.09       Subsidiary Corporation. "Subsidiary Corporation" shall mean any present or future corporation which (i) would be a "subsidiary corporation" of ADE Corporation, as that term is defined in Section 424 of the Code, and (ii) is designated as a participant in the Plan by the Committee.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

 3.01 Initial Eligibility. Any Employee who shall have completed at least ninety (90) days' employment and shall be employed by the Company on the date his/her participation in the Plan is to become effective shall be eligible to participate in Offerings under the Plan which commence on or after such ninety day period has concluded.

 3.02 Leave of Absence. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and, subject to applicable Federal and State laws, such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or regular part-time employment (as the case may be) prior to the close of business on such 90th day or unless otherwise agreed to by the Company and the Employee. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate such Employee's participation in the Plan and right to exercise any option.

 3.03 Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

            (a) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

            (b) which permits his/her rights to purchase stock under this Plan and all other employee stock purchase plans of the Company intended to qualify under Section 423 of the Code to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such an option is outstanding.

 3.04 Commencement of Participation. An eligible Employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Treasurer of the Company on or before the next date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the next Offering. Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his/her authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Article VIII.

                                   ARTICLE IV

                                    OFFERINGS

 4.01 Quarterly Offerings. A total of ONE MILLION (1,000,000) shares of the Company's Common Stock shall be offered under the Plan, over a period of ten (10) years; during the first five (5) years, the shares shall be offered in quarterly offerings of FIFTY THOUSAND (50,000) shares each plus any shares not issued in any previous quarter and during the second five (5) years, the quarterly offerings shall consist of any shares not issued in any previous quarter, including during the first five (5) years (the "Offerings"). The Offerings will , commence on the first day of the first Offering Commencement Date after the Board of Director's approval and thereafter on the first day of each subsequent quarter

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            within the duration of the Plan until the Plan expires. Any shares not issued in any Offering shall be available for issuance in subsequent Offerings.

                                    ARTICLE V

                               PAYROLL DEDUCTIONS

 5.01 Amount of Deduction. At the time a participant files his/her authorization for payroll deduction, he/she shall elect to have deductions made from his/her Pay on each payday during the time he/she is a participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his/her Pay.

 5.02 Participant's Account. All payroll deductions made for a participant shall be credited to his/her account under the Plan. A participant may not make any separate cash payment into such account except when on a leave of absence and then only as provided in Section 5.04.

 5.03 Changes in Payroll Deductions. A participant may discontinue his/her participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of his/her payroll deductions for that Offering.

 5.04 Leave of Absence. If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to withdraw the cash balance in his/her account pursuant to Section 8.01; (b) to discontinue contributions to the Plan but remain a participant in the Plan; or (c) to remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.

                                   ARTICLE VI

                               GRANTING OF OPTIONS

 6.01 Number of Option Shares. On the Offering Commencement Date of each Offering, each participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of Common Stock of the Company equal to an amount determined as follows: an amount equal to (i) that percentage of the Employee's Pay which he/she has elected to have withheld (but not in any case in excess of 10% of his/her Pay) multiplied by (ii) the Employee's Pay during the period of the Offering divided by (iii) the Option Price determined under Section 6.02 below.

 6.02 Option Price. The Option Price of stock purchased with payroll deductions made during each Offering for a participant therein shall be the lower of:

            (a) Eighty-five percent (85%) of the closing price of the stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on the Nasdaq National Market System; or

            (b) Eighty-five percent (85%) of the closing price of the stock on the Offering Termination Date or the nearest prior business day on which trading occurred on the Nasdaq National Market System

            If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.


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                                   ARTICLE VII

                               EXERCISE OF OPTION

 7.01 Automatic Exercise. A participant who elects to participate in an Offering shall be deemed to have exercised his/her option to purchase stock with payroll deductions for the purchase of the number of full or partial shares of stock which the accumulated payroll deductions in his/her account at the Offering Termination Date will purchase at the applicable Option Price.

 7.02 Fractional Shares. Fractional shares will be purchased under the Plan and held in the Employee's account for the next subsequent Offering or, if the Employee ceases to participate in the Plan, shall be returned to the Employee in cash promptly following the termination of an Offering, without interest.

 7.03 Transferability of Option. During a participant's lifetime, options held by such participant shall be exercisable only by that participant and shall not be transferable.

 7.04 Delivery of Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Company will either, at the Company's discretion: (i) deliver to each participant, as appropriate, a certificate representing the number of shares of Common Stock purchased upon exercise of his/her option; or (ii) deliver (a) to any brokerage firm then retained by the Company to administer the Plan the total number of shares purchased by all participants in the Plan for allocation among the various accounts of such participants and (b) to each participant after the end of each Offering a statement which shall indicate the number of shares of Common Stock purchased upon exercise of his/her option and the aggregate number of shares of Common Stock held on behalf of each such participant under the Plan.

                                  ARTICLE VIII

                                   WITHDRAWAL

 8.01 In General. Upon at least ten (10) days prior written notice, an Employee may direct the discontinuance of future payroll deductions. All of the participant's payroll deductions previously credited to his/her account shall be used to purchase stock for his/her account on the next Offering Termination Date, and no further payroll deductions will be made from his/her Pay during such Offering or during any future Offering unless the Employee shall elect to participate in any future Offering.

 8.02 Effect on Subsequent Participation. Subject to applicable Federal and State securities laws and tax laws, a participant's withdrawal from any Offering will not have any effect upon his/her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

 8.03 Termination of Employment. Upon termination of the participant's employment for any reason, including retirement or pursuant to
            Section 3.02 herein (but excluding death while in the employ of the Company), the payroll deductions credited to his/her account will be returned in cash to him/her, or, in the case of his/her death subsequent to the termination of his/her employment, to the person or persons entitled thereto under Section 12.01. No interest is paid on such payments.

 8.04 Termination of Employment Due to Death. Upon termination of the participant's employment because of his/her death, his/her beneficiary (as defined in Section 12.01) shall have the right to elect, by written notice given to the office of the Treasurer of the Company prior to earliest of the next Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either:

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            (a)  to withdraw in cash all of the payroll deductions credited to the participant's account under the Plan during the Offering outstanding at the time of death; or

            (b) to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable Option Price, and any excess in such account will be returned in cash to said beneficiary, without interest.

            In the event that no such written notice of election shall be duly received by the office of the Treasurer of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the participant's option.

                                   ARTICLE IX

                                    INTEREST

 9.01 Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant Employee.

                                    ARTICLE X

                                      STOCK

10.01 Maximum Shares. The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.04, shall be 50,000 shares in each Offering plus in each Offering all unissued shares from prior Offerings not to exceed 1,000,000 shares for all Offerings. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him/her as promptly as possible, without interest.

            Further, in accordance with Article III, no Employee shall be granted an option which permits the Employee's right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company, to accrue at a rate which exceeds $25,000 of market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant's accumulated payroll deductions on the Offering Termination Date of the last Offering of the calendar year would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

10.02 Participant's Interest in Option Stock. The participant will have no interest in stock covered by his/her option until the Offering Termination Date on which the participant purchases such stock.

10.03 Registration of Stock. Stock to be delivered to or held by a brokerage firm for a participant under the Plan will be registered in the name of the participant or, if the participant so directs by written notice to the Treasurer of the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

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10.04       Restrictions on Exercise. The Board of Directors may, in its
            discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

            (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective; or

            (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his/her intention to purchase the shares for investment and not for resale or distribution.

10.05 Limits on Sale of Stock Purchased Under the Plan. The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Employee in the conduct of his/her own affairs. An Employee may, therefore, sell stock purchased under the Plan at any time the Employee chooses, subject to compliance with any applicable federal or state securities laws and tax laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

10.06 Notice to Company of Disqualifying Disposition. By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the Offering Commencement Date of the Offering in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company in order to assist it in complying with the tax laws. Such dispositions are generally treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company.

                                   ARTICLE XI

                                 ADMINISTRATION

11.01 Appointment of Committee. The Committee which shall administer the Plan shall be the Compensation Committee appointed from time to time by the Board of Directors. No member of the Committee shall be eligible to purchase stock under the Plan.

11.02 Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, to designate certain administrative functions under the Plan regarding the custody and distribution of stock to an outside brokerage firm and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

                                   ARTICLE XII

                                  MISCELLANEOUS

12.01 Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any stock and/or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the office of the Treasurer of the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him/her under the Plan, the Company, or any brokerage firm with custody of such stock, shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, such stock and/or cash shall be

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            delivered to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he/she has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

12.02 Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8.01. Option rights granted under the Plan are exercisable during a participant's lifetime only by the participant.

12.03 Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

12.04 Effect on Certain Transactions. The number of shares of Common Stock reserved for the Plan pursuant to Section 4.01, the maximum number of shares of Common Stock offered pursuant to Section 4.01, and the determination under Section 6.02 of the purchase price per share of the shares of Common Stock offered to participants pursuant to an Offering shall be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, a consolidation of shares, the payment of a stock dividend, or any other capital adjustment affecting the number of issued shares of the Common Stock of the Company.

            In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, recapitalization, merger, consolidation, or otherwise, then there shall be substituted for each share of Common Stock reserved for issuance under the Plan but not yet purchased by participants, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. Notwithstanding the foregoing, a dissolution or liquidation of the Company shall cause the Plan and any Offering hereunder to terminate and any payroll deductions credited to a participant's account under the Plan during the Offering outstanding at the time of dissolution or liquidation shall be refunded to the participant without interest.

12.05       Amendment and Termination.

            (a) Amendment of Plan. The Company expressly reserves the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan; provided, however, no amendment may without the approval of the shareholders of the Company (i) increase the number of shares of Common Stock reserved under the Plan, (ii) change the method of determining the purchase price for shares of Common Stock, (iii) materially increase the benefits accruing to participants, or (iv) materially change the eligibility requirements for participation in the Plan.

            (b) Termination of Plan. The Company expressly reserves the right, at any time and for whatever reason it may deem appropriate, to terminate the Plan. If not sooner terminated pursuant to the preceding sentence, the Plan shall continue in effect through September 30, 2006. Upon any termination of the Plan, the entire amount credited to the account of each participant shall be distributed to each such participant, without interest.

            (c) Procedure for Amendment or Termination. Any amendment to the Plan or termination of the Plan may be retroactive to the extent not prohibited by applicable law. Any amendment to the Plan or termination of the Plan shall be made by the Company by resolution of the Board of Directors

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                 (subject to Section 12.05(a)) and shall not require the
                 approval or consent of any participant in order to be effective.

12.06 Effective Date. The Plan shall become effective as of July 1, 1996 subject to approval and ratification on or before February 28, 1997 by the stockholders of the Company. In the event the Plan is not so approved, all amounts deducted from the Pay of each participant and credited to his/her account shall be refunded to each such participant without interest as soon as administratively practicable and the Plan shall be terminated.

12.07 No Employment Rights. Participation in the Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

12.08 Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

12.09 Governmental Regulations. The Company's obligation to sell and deliver or retain shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares. Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to Employees and former Employees who transfer title to such shares.

12.10 Construction. Article, Section and paragraph headings have been inserted in the Plan for convenience of reference only and are to be ignored in any construction of the provisions hereof. If any provision of the Plan shall be invalid or unenforceable, the remaining provisions shall nevertheless be valid, enforceable, and fully effective. It is the intent that the Plan shall at all times constitute an "employee stock purchase plan" within the meaning of
            Section 423(b) of the Code, and the Plan shall be construed, and interpreted to remain such. The Plan shall be construed, administered, regulated, and governed by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the Commonwealth of Massachusetts.